UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2023

Fusion Acquisition Corp. II

(Exact name of registrant as specified in its charter)

Delaware	001-40120	86-1352058
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

667 Madison Avenue, 5th Floor New York, New York	10065
(Address of principal executive offices)	(Zip Code)

(212) 763-0169

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-third of one redeemable warrant	FSNB.U	The New York Stock Exchange

Class A common stock, par value $0.0001 per share	FSNB	The New York Stock Exchange

Warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	FSNB WS	NONE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

In connection with the previously announced special meeting (the “Special Meeting”) of stockholders of Fusion Acquisition Corp. II (the “Company”) on February 28, 2023, stockholders holding 45,524,677 shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), exercised their right to redeem such shares for a pro rata portion of the funds held in the Company’s trust account (the “Trust Account”) as of January 25, 2023, including any interest earned on the funds held in the Trust Account (which interest shall be net of taxes payable). As a result, approximately $463.4 million (approximately $10.18 per share) was removed from the Trust Account to pay such holders and approximately $45.6 million remained in the Trust Account. Following the aforementioned redemptions, the Company has 16,975,323 shares of common stock outstanding, which includes 4,475,323 shares of Class A Common Stock and 12,500,000 shares of the Company’s Class B common stock, par value $0.0001 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUSION ACQUISITION CORP. II

Date: April 06, 2023	By:	/s/ John James
	Name:	John James
	Title:	Chief Executive Officer

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